                                                                     Exhibit 3.2


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                NUTRAGENICS, INC.


                  Pursuant to the provision of Article 78.390 of the Nevada General Corporation Law, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                  FIRST:   The name of the corporation is NutraGenics, Inc. (the
"Corporation").

                  SECOND: In order to change the name of the Corporation to Bionutrics, Inc., Article I of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                "ARTICLE I - NAME

                The name of the Corporation is Bionutrics, Inc."

                  THIRD:   The amendment does not provide for an exchange,
reclassification or cancellation of issued shares.

                  FOURTH: The amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors and Stockholders of the Corporation on November 15, 1996.

                  FIFTH: The number of shares of the Corporation outstanding at the time of the adoption of such amendment was 15,167,979 and the number entitled to vote thereon was 15,167,979.

                  SIXTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                  Class                           Number of Shares
                  -----                           ----------------
                  Common                             15,167,979
                  Preferred                                   0


                  SEVENTH: The number of shares voted for such amendment was 7,934,176, with 0 opposing and 0 abstaining.
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                  IN WITNESS WHEREOF, the undersigned president and secretary of the Corporation, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the Corporation this 11th day of December, 1996.




                                         NUTRAGENICS, INC.,
                                         a Nevada corporation


                                         By:/s/Ronald H. Lane
                                            ----------------------------------
                                         Name:  Ronald H. Lane, Ph.D.
                                         Title:  President


                                         By:/s/George Duck
                                            ----------------------------------
                                         Name:  George Duck
                                         Title:  Secretary



STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )

         The foregoing instrument was acknowledged before me this 11th day of December, 1996, by Ronald H. Lane, Ph.D., the President of NutraGenics, Inc., a Nevada corporation, on behalf of the corporation.


                                          /s/Cynthia A. Severson
                                          ----------------------------
                                          Notary Public

STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )

                  The foregoing instrument was acknowledged before me this 11th day of December, 1996, by George Duck, the Secretary of NutraGenics, Inc., a Nevada corporation, on behalf of the corporation.


                                          /s/Cynthia A. Severson
                                          ----------------------------
                                          Notary Public